SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  August 24, 2000

iEntertainment Network, Inc.
(Exact name of registrant as specified in charter)

NORTH CAROLINA
(State of other jurisdiction of incorporation)

0-29750	56-2092059
(Commission File Number)	(IRS Employer Identification No.)

215 Southport Drive, Suite 1000, Morrisville, NC	27560
(Address of principal executive offices)	(Zip Code)

Registrant's telephone no. including area code: (919) 461-0722

ITEM 5.  OTHER EVENTS

          On August 24, 2000, we issued a press release to announce that we recently have received inquiries as to a potential merger and that we have retained Concordia Capital Technology Group to advise us on strategic alternatives.

          The statements contained in this Form 8-K contain forward-looking statements concerning a possible merger, investment, sale or joint venture. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause the actual results to differ materially from the anticipated results expressed in the our forward-looking statements. Some of these factors include that we may not be able to agree to terms for a merger, investment, sale or joint venture and those described from time to time in the our filings with the Securities and Exchange Commission, under "Risk Factors" and elsewhere, including risks relating to history of operating losses, change in business, failing to secure timely or adequate financing, delays in development and introduction of new products, dependence on new product introductions which achieve significant market acceptance and the uncertainties of consumer preferences, the rate and degree of market acceptance of online gaming, dependence on third party software developers for significant portion of new products, risks of rapid technological change and platform changes, intense competition, dependence upon third party distribution and other risks. We hereby disclaim any obligation to update the information provided above, including forward looking statements.

ITEM 7.  EXHIBITS.

          (c)          Press Release issued on August 24, 2000 is filed herewith as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iENTERTAINMENT NETWORK, INC.

Date: September 15, 2000	/s/Robert Hart______________________
Robert Hart
Chief Financial Officer